Exhibit 99.1

Press Release issued January 8, 2015

Barracuda Reports Record Third Quarter Fiscal 2015 Results

•	Q3 gross billings up 18% year-over-year to a record $92 million

•	Total revenue grew 19% year-over-year to $70 million in Q3

•	Adjusted EBITDA grew 54% year-over-year to $19 million

•	Total active subscribers exceed 234,900, up 19% year-over-year

CAMPBELL, Calif., January 8, 2015 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its third quarter of fiscal 2015, which ended November 30, 2014.

Billings & Revenue: For the third quarter of fiscal 2015, gross billings grew 18% to $91.5 million, up from $77.5 million in the third quarter of fiscal 2014. Total revenue increased 19% to $70.4 million, up from $59.4 million in the third quarter of fiscal 2014. Appliance revenue in the third quarter of fiscal 2015 increased to $20.7 million up from $18.2 million in the third quarter of fiscal 2014, and subscription revenue grew to $49.7 million in the third quarter of fiscal 2015 up from $41.2 million in the third quarter of fiscal 2014, representing 71% of total revenue.

Net Income: GAAP net loss in the third quarter of fiscal 2015 was $36,000, or $0.00 loss per share, based on a basic share count of 52.1 million. Non-GAAP net income for the third quarter of fiscal 2015 was $3.2 million, or $0.06 earnings per share, based on a diluted share count of 54.0 million. Non-GAAP net income excludes $4.9 million in stock-based compensation expense, $4.7 million in income tax benefit of non-GAAP exclusions, $1.7 million net in other income and expense, $0.8 million in amortization of intangible assets, and $0.6 million in acquisition and other non-recurring charges. The reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We delivered another quarter of strong financial performance across all of our major markets and product categories,” said BJ Jenkins, president and CEO. “In the third quarter, we added more than 9,300 new active subscribers, bringing our total active subscribers to more than 234,900. Our results reflect the continued demand for our storage and network and application security products which continue to drive our top line growth. We also continued to make progress in the public cloud market with more integrations of our products into Microsoft Azure and Amazon Web Services. Given the expanding opportunities for our products, we will continue to invest to grow our sales and R&D efforts while driving toward our long-term model.”

“We achieved record results in gross billings in Q3, which grew 20% year-over-year on a constant currency basis” said David Faugno, CFO. “In the quarter, adjusted EBITDA grew 54% year-over-year to $19 million, or 28% of total revenue. On a trailing 12-month basis, adjusted free cash flow was $46.0 million, growing 49% year-over-year.”

Recent Company Highlights

•	Storage Product Innovation – Released a number of new product updates across the storage portfolio, including: ArchiveOne version 7.0 that expands information management functionality; and Barracuda Backup 995 with 72 TB of usable storage capacity and 32 TB of suggested backup.

•	Security Product Innovation – Launched Total Threat Protection initiative, which is aimed at providing customers advanced security protection, a single point of service, and affordability across multiple threat vectors. Also launched a number of new products and enhancements including: Barracuda Security Suite to provide protection for the three most commonly deployed threat vectors – email, web browsing and network perimeters; and Barracuda Web Application Firewall updates including URL encryption, SSL enhancements, improved user access control, and improved administrative interface.

•	Public Cloud Momentum – Announced several new integrations with Microsoft Azure, including commerce-enablement in the Azure Marketplace for the Barracuda Web Application Firewall, Barracuda Spam Firewall, and Barracuda Message Archiver to allow customers to purchase these solutions directly from Microsoft; Barracuda Web Application Firewall integration with Azure Active Directory to streamline authentication and access; and Barracuda Web Application Firewall availability in the new Microsoft Azure Government cloud; and announced the availability of the Barracuda Load Balancer ADC on Amazon Web Services.

•	Industry Recognition – Received a number of industry accolades and achievements, including: Volume Leader in Content Security appliances for Q3 CY2014 by IDC; Number one vendor in unit volume for integrated PBBA by IDC; Five Star review by PC Pro for Barracuda Backup 290; Readers’ Choice awards by TechTarget and Information Security magazine for Barracuda Spam Firewall and Barracuda Web Application Firewall; Excellence Awards for Best Upgraded Products by Tech & Learning magazine for Barracuda Message Archiver, Barracuda Backup, Barracuda Spam Firewall and Barracuda Web Filter; Excellence Awards for Best New Products by Tech & Learning magazine for Barracuda Copy and Barracuda SignNow; Best Buy ratings and Five Star reviews by SC Magazine for both Barracuda Web Application Firewall and Barracuda Spam Firewall; and 2014 Cloud Computing and Disaster Recovery award by TMC Net for Barracuda Backup.

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-877-201-0168 for the U.S. and Canada or +1-647-788-4901 for international callers, and enter conference ID 39759612#. The webcast will be available live on the investor relations section of the Company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through January 15, 2015 by dialing 1-855-859-2056 in the U.S. and Canada, or +1-404-537-3406 for international callers, and entering conference ID 39759612#. Additional information can be found in an accompanying supplemental investor slide presentation located at https://investors.barracuda.com.

Forward-Looking Statements

This announcement contains forward-looking statements related to future product performance and potential results from new initiatives that involve risks and uncertainties, including statements regarding the Company’s expectations regarding financial performance and the potential impact of our new and updated products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network security and storage solutions; the Company’s effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; risks related to pending or future litigation and regulatory matters; and a dependency on third parties for certain components of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income, non-GAAP operating income, adjusted EBITDA and adjusted free cash flow. Additionally, all forward-looking non-GAAP financial measures discussed on our earnings call exclude certain items such as stock-based compensation, amortization of intangible assets and acquisition and other non-recurring adjustments. While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, in preparing our historical non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables and footnotes. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the Company. In particular, management finds it useful to exclude these items in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which exclude certain amounts as set forth in the attached financial tables and footnotes for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com

Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	November 30, 2014	February 28, 2014
Assets
Current assets:
Cash and cash equivalents	$159,895	$135,879
Marketable securities	11,460	—
Accounts receivable, net of allowance for doubtful accounts	40,998	27,836
Inventories, net	5,137	5,648
Deferred costs	29,162	25,707
Deferred income taxes	35,975	30,156
Other current assets	6,044	4,900

Total current assets	288,671	230,126

Property and equipment, net	24,328	20,558
Deferred costs, non-current	26,952	24,572
Deferred income taxes, non-current	33,055	28,515
Other non-current assets	2,390	1,851
Intangible assets, net	9,873	8,420
Goodwill	40,571	36,014

Total assets	$425,840	$350,056

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$13,839	$13,743
Accrued payroll and related benefits	9,212	8,494
Other accrued liabilities	9,883	9,374
Deferred revenue	199,054	167,562
Deferred income taxes	291	260
Note payable	248	237

Total current liabilities	232,527	199,670

Long-term liabilities:
Deferred revenue, non-current	159,218	145,595
Deferred income taxes, non-current	939	84
Note payable, non-current	4,447	4,635
Other long-term liabilities	7,606	5,727

Stockholders’ equity (deficit):
Common stock	52	52
Additional paid-in capital	305,987	278,551
Accumulated other comprehensive loss	(2,348)	(817)
Accumulated deficit	(282,588)	(283,441)

Total stockholders’ equity (deficit)	21,103	(5,655)

Total liabilities and stockholders’ equity (deficit)	$425,840	$350,056

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2014	2013	2014	2013
Revenue:
Appliance	$20,692	$18,174	$62,204	$53,583
Subscription	49,715	41,212	143,064	119,870

Total revenue	70,407	59,386	205,268	173,453

Cost of revenue	14,438	14,017	42,888	40,498

Gross profit	55,969	45,369	162,380	132,955

Operating expenses:
Research and development	15,389	12,083	42,167	34,563
Sales and marketing	33,395	28,785	93,905	86,013
General and administrative	8,759	7,513	25,947	22,018

Total operating expenses	57,543	48,381	162,019	142,594

Income (loss) from operations	(1,574)	(3,012)	361	(9,639)

Other income (expense), net	(1,789)	121	(2,527)	(329)

Income (loss) before income taxes and non-controlling interest	(3,363)	(2,891)	(2,166)	(9,968)
Benefit from income taxes	3,327	599	3,019	2,735

Consolidated net income (loss)	(36)	(2,292)	853	(7,233)

Net loss attributable to non-controlling interest	—	199	—	561

Net income (loss) attributable to Barracuda Networks, Inc.	$(36)	$(2,093)	$853	$(6,672)

Net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	$—	$(0.06)	$0.02	$(0.22)

Diluted	$—	$(0.06)	$0.02	$(0.22)

Weighted-average shares used to compute net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	52,142	34,256	51,655	30,179

Diluted	52,142	34,256	53,785	30,179

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2014	2013	2014	2013
GAAP cost of revenue	$14,438	$14,017	$42,888	$40,498
Amortization of intangible assets (1)	533	889	1,879	3,018
Depreciation expense (2)	817	907	2,245	1,935
Stock-based compensation expense (3)	121	58	246	146

Non-GAAP cost of revenue	$12,967	$12,163	$38,518	$35,399

GAAP sales and marketing expense	$33,395	$28,785	$93,905	$86,013
Amortization of intangible assets (1)	238	424	979	1,341
Depreciation expense (2)	42	55	119	172
Stock-based compensation expense (3)	1,143	578	2,546	1,278

Non-GAAP sales and marketing expense	$31,972	$27,728	$90,261	$83,222

GAAP research and development expense	$15,389	$12,083	$42,167	$34,563
Depreciation expense (2)	176	146	483	410
Stock-based compensation expense (3)	1,250	209	2,900	1,474
Acquisition and other non-recurring charges (4)	372	375	1,127	875

Non-GAAP research and development expense	$13,591	$11,353	$37,657	$31,804

GAAP general and administrative expense	$8,759	$7,513	$25,947	$22,018
Amortization of intangible assets (1)	—	6	—	23
Depreciation expense (2)	312	206	835	468
Stock-based compensation expense (3)	2,350	1,578	5,990	4,653
Acquisition and other non-recurring charges (4)	213	212	487	579

Non-GAAP general and administrative expense	$5,884	$5,511	$18,635	$16,295

GAAP total expense	$71,981	$62,398	$204,907	$183,092
Amortization of intangible assets (1)	771	1,319	2,858	4,382
Depreciation expense (2)	1,347	1,314	3,682	2,985
Stock-based compensation expense (3)	4,864	2,423	11,682	7,551
Acquisition and other non-recurring charges (4)	585	587	1,614	1,454

Non-GAAP total expense	$64,414	$56,755	$185,071	$166,720

Depreciation expense (2)	1,347	1,314	3,682	2,985

Non-GAAP total expense including depreciation	$65,761	$58,069	$188,753	$169,705

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2014	2013	2014	2013
GAAP operating income (loss)	$(1,574)	$(3,012)	$361	$(9,639)
Amortization of intangible assets (1)	771	1,319	2,858	4,382
Stock-based compensation expense (3)	4,864	2,423	11,682	7,551
Acquisition and other non-recurring charges (4)	585	587	1,614	1,454

Non-GAAP operating income	$4,646	$1,317	$16,515	$3,748

GAAP net income (loss) attributable to Barracuda Networks, Inc.	$(36)	$(2,093)	$853	$(6,672)
Amortization of intangible assets (1)	771	1,319	2,858	4,382
Stock-based compensation expense (3)	4,864	2,423	11,682	7,551
Acquisition and other non-recurring charges (4)	585	587	1,614	1,454
Income tax effect of non-GAAP exclusions (5)	(4,695)	(1,277)	(7,881)	(3,986)
Other income adjustments (6)	1,703	(267)	2,219	(94)
Non-controlling interest (7)	—	(199)	—	(561)

Non-GAAP net income	$3,192	$493	$11,345	$2,074

Non-GAAP diluted earnings per share (8)	$0.06	$0.01	$0.21	$0.04

Weighted-average shares used to compute diluted earnings per share	54,007	48,721	53,785	47,602

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets, as well as certain losses from disposal of such assets, that primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
(4)	Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with an internal investigation of export control compliance and (ii) legal, accounting and advisory fees, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.
(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, and (iii) acquisition and other non-recurring charges.
(6)	Other Income Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency re-measurement gains and losses. For all non-functional currency account balances, the re-measurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income (expense), net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency re-measurement adjustments can be inconsistent in amount and can vary from period to period.
(7)	Non-Controlling Interest. We provide non-GAAP information that includes the results related to entities in which we hold a minority interest. We believe that adjusting for these amounts allows us to better compare results from period to period in order to assess the ongoing operating results of our business, including entities for which we own a minority interest.
(8)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2014	2013	2014	2013
GAAP net income (loss) attributable to Barracuda Networks, Inc.	$(36)	$(2,093)	$853	$(6,672)
Deferred revenue, end of period	357,694	298,823	357,694	298,823
Less: Deferred revenue, beginning of period	(342,663)	(286,792)	(313,157)	(261,243)
Less: Deferred costs, end of period	(56,114)	(48,270)	(56,114)	(48,270)
Deferred costs, beginning of period	54,582	46,058	50,279	39,470
Other expense (income), net	1,789	(121)	2,527	329
Benefit from income taxes	(3,327)	(599)	(3,019)	(2,735)
Acquisition and other non-recurring charges	585	587	1,614	1,454
Stock-based compensation expense	4,864	2,423	11,682	7,551
Amortization of intangible assets	771	1,319	2,858	4,382
Depreciation expense	1,347	1,314	3,682	2,985

Adjusted EBITDA (1)	$19,492	$12,649	$58,899	$36,074

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense (income), net, (ii) provision for (benefit from) income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, including certain losses on disposal of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. The deferred revenue balances as of November 30, 2014 and August 31, 2014 exclude the amounts related to acquisition date deferred revenue assumed from C2C Systems Limited. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$12,192	$10,593	$33,074	$22,676
Purchase of property and equipment	(3,284)	(1,328)	(7,059)	(5,857)
Acquisition and other non-recurring charges (1)	575	447	1,350	3,916

Adjusted free cash flow (2)	$9,483	$9,712	$27,365	$20,735

(1)	Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with our previous CEO transition, (ii) payments associated with an internal investigation of export control compliance, and (iii) legal, accounting and advisory fee payments, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.
(2)	Adjusted Free Cash Flow. We define adjusted free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe adjusted free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

On a trailing 12-month basis, adjusted free cash flow was the following:

	Three months ended				Trailing 12-month as of November 30, 2014
	February 28, 2014	May 31, 2014	August 31, 2014	November 30, 2014
GAAP cash flows from operating activities	$19,534	$5,407	$15,475	$12,192	$52,608
Purchase of property and equipment	(1,759)	(1,589)	(2,186)	(3,284)	(8,818)
Acquisition and other non-recurring charges	902	385	390	575	2,252

Adjusted free cash flow	$18,677	$4,203	$13,679	$9,483	$46,042

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2014	2013	2014	2013
GAAP Revenue	$70,407	$59,386	$205,268	$173,453
Total deferred revenue, end of period	357,694	298,823	357,694	298,823
Less: total deferred revenue, beginning of period	(342,663)	(286,792)	(313,157)	(261,243)
Deferred revenue adjustments	6,094	6,054	18,362	16,926

Total change in deferred revenue and adjustments	21,125	18,085	62,899	54,506

Gross billings (1)(2)	$91,532	$77,471	$268,167	$227,959

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. The deferred revenue balances as of November 30, 2014 and August 31, 2014 exclude the amounts related to acquisition date deferred revenue assumed from C2C Systems Limited. We believe that gross billings provide insight into the sales of our solutions and performance of our business.
(2)	In order to determine how our business performed exclusive of the effect of foreign currency fluctuations, we compare the percentage change in our gross billings from one period to another using a constant currency. To present this gross billings information, the current and comparative prior period results for entities that operate in other than U.S. dollars are converted into U.S. dollars at constant exchange rates. For example, the rates in effect at November 30, 2013, which was the last day of our prior fiscal year’s comparable quarter, were used to convert current and comparable prior period gross billings rather than the actual exchange rates in effect during the respective period.

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2014	2013	2014	2013
Operating activities
Consolidated net income (loss)	$(36)	$(2,292)	$853	$(7,233)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,118	2,381	6,540	7,115
Stock-based compensation	4,864	2,423	11,682	7,551
Excess tax benefits from equity incentive plan	(2,414)	(148)	(6,752)	(374)
Loss on disposal of property and equipment	66	260	97	296
Deferred income taxes	(3,999)	(2,873)	(10,197)	(8,340)
Other	107	—	107	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,258)	(3,525)	(12,785)	(4,541)
Inventories, net	44	288	507	(1,227)
Income taxes, net	67	3,061	3,140	2,547
Deferred costs	(1,676)	(2,213)	(6,088)	(8,801)
Other current assets	86	919	(161)	17
Other non-current assets	41	172	141	383
Accounts payable	863	(2,043)	(404)	(2,307)
Accrued payroll and related benefits	332	454	303	(1,429)
Other accrued liabilities	1,311	1,514	1,787	1,211
Other long-term liabilities	2	260	57	331
Deferred revenue	14,674	11,955	44,247	37,477

Net cash provided by operating activities	12,192	10,593	33,074	22,676

Investing activities
Purchase of marketable securities	(11,488)	—	(11,488)	—
Purchase of property and equipment	(3,284)	(1,328)	(7,059)	(5,857)
Purchase of intangible assets	(38)	—	(38)	(28)
Purchase of investment in non-marketable equity and debt securities	(500)	—	(1,100)	(310)
Business combinations, net of cash acquired	—	—	(4,791)	(8,475)

Net cash used in investing activities	(15,310)	(1,328)	(24,476)	(14,670)

Financing activities
Net proceeds from initial public offering	—	78,404	—	78,257
Proceeds from issuance of common stock	5,314	1,488	12,560	1,929
Taxes paid related to net share settlement of equity awards	(1,514)	393	(3,854)	(798)
Repurchase of common stock	—	—	—	(723)
Dividends paid	—	—	—	(1,419)
Repayment of employee loans, net of loans extended	841	(1,376)	771	1,743
Excess tax benefits from equity incentive plan	2,414	148	6,752	374
Repayment of note payable	(59)	(55)	(177)	(166)

Net cash provided by financing activities	6,996	79,002	16,052	79,197

Effect of exchange rate changes on cash and cash equivalents	(542)	(14)	(634)	(49)

Net increase in cash and cash equivalents	3,336	88,253	24,016	87,154

Cash and cash equivalents at beginning of period	156,559	28,996	135,879	30,095

Cash and cash equivalents at end of period	$159,895	$117,249	$159,895	$117,249